                    MORGAN STANLEY MORTGAGE SECURITIES TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2008 - APRIL 30, 2009

                                                                 AMOUNT OF     % OF
                                      OFFERING       TOTAL         SHARES    OFFERING  % OF FUNDS
   SECURITY     PURCHASE/    SIZE OF  PRICE OF     AMOUNT OF     PURCHASED  PURCHASED     TOTAL                           PURCHASED
   PURCHASED    TRADE DATE  OFFERING   SHARES       OFFERING      BY FUND    BY FUND     ASSETS           BROKERS            FROM
--------------  ----------  --------  --------  ---------------  ---------  ---------  ----------  --------------------  -----------
    Federal      02/03/09      --     $ 99.921  $600,000,000.00  3,196,000     0.04%      3.08%    Citigroup Global       Citigroup
   National                                                                                        Markets Inc.,
   Mortgage                                                                                        Goldman, Sachs &
  Association                                                                                      Co., J.P. Morgan
  2.750% due                                                                                       Securities Inc.,
   2/5/2014                                                                                        Barclays Capital
                                                                                                   Inc., Deutsche Bank
                                                                                                   Securities Inc.,
                                                                                                   Morgan Stanley &
                                                                                                   Co. Incorporated,
                                                                                                   UBS Securities LLC